Exhibit 4(i)(1)

            SPECIMEN CERTIFICATE FOR THE SOUTHLAND CORPORATION
                      COMMON STOCK, $.0001 PAR VALUE

The front of the certificate:

The left one-third of the certificate is engraved with a geometric pattern and is colored various densities of orange. In this area there are four square boxes, one in each corner, that contain the 7-ELEVEN logo. A rectangular box in the center of this area contains The Southland Corporation logo.

The center portion of the front of the certificate has a gray oval at the left top, with the letter H in it. This is for the certificate number. Underneath that oval are the words "INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS." Next to the oval is a picture of a young woman with various processed food products on her right and fresh food products on her left. To the right of the picture is another gray oval which contains a place for the number of shares. Under that oval are the words "COMMON STOCK $.0001 PAR VALUE."

Centered under this are the following:
                        THE SOUTHLAND CORPORATION
THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, ILLINOIS, NEW YORK, NEW YORK, OR DALLAS, TEXAS
                                                           CUSIP  844436 40 2
                                          SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that [blank space] is the owner of [blank space]."

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF The Southland Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the signatures of its duly authorized officers.

Dated:  blank space

Carol S. Hilburn                      Clark J. Matthews, II
Assistant Secretary                   President and Chief Executive Officer.

                                      Countersigned and Registered:
                                      Harris Trust and Savings Bank
                                                Transfer Agent and Registrar

                                      Tab 1
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On the reverse side of the certificate:

                         THE SOUTHLAND CORPORATION

No holder of any stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any stock, or securities convertible into stock, which the Corporation is authorized to issue. The Corporation is authorized to issue shares of two classes, Common Stock and Preferred Stock. The Stock represented by this certificate is Common Stock. The designations, preferences, limitations and relative rights of each class of authorized stock are set forth in the Restated Articles of Incorporation, as amended and the Statements of Resolution Establishing Series of Shares, if any, copies of which are on file in the office of the Secretary of State of Texas, and will be furnished to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  as tenants in common
TEN ENT  as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT: _______________Custodian _______________minor under
         Uniform Gifts to Minors Act ________________ State
Additional abbreviations may also be used though not in the above list.

For value received, ______________hereby sell, assign and transfer unto _____________Please insert Social Security or other identifying number of assignee, four blank lines-- Please print or typewrite name and address of assignee;___________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises

Dated, _________________

                                    ________________________________________
                                    NOTICE, The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

                               SIGNATURE GUARANTEED:




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